FORM 8-K





                       SECURITIES AND EXCHANGE COMMISSION




                              Washington, DC 20549

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934




                        Date of Report: February 21, 1997



                               PECO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)



                         PENNSYLVANIA 1-1401 23-0970240
                       (State or other (SEC (IRS Employer
                   jurisdiction of file number) Identification
                             incorporation) Number)




              230l Market Street, Philadelphia, Pennsylvania 19101
               (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (215) 841-4000

Item 5. Other Events


         As previously reported, on March 7, 1995, a New Jersey local of the International Brotherhood of Electrical Workers, AFL-CIO, (IBEW) filed two petitions with the National Labor Relations Board (NLRB) to hold certification elections to determine whether a group of production and maintenance employees from two of the Company's fossil-fuel generating stations, Eddystone Generating Station (Eddystone) and Cromby Generating Station (Cromby), want the IBEW to serve as their collective bargaining representative on the terms and conditions of their employment. The petitions sought to establish separate bargaining units for 229 employees from Eddystone and 74 employees from Cromby. The petitions covered craft and technical employees, including operators, but excluded office clerical, professional, supervisory and management employees.

         In addition, as previously reported, on March 22, 1995, the Utility Workers of America, AFL-CIO, (UWUA) filed a petition with the NLRB to hold a certification election to determine whether certain production and maintenance employees from the Company's nuclear plants, Peach Bottom Atomic Power Station and Limerick Generating Station, as well as the maintenance employees headquartered in the Company's Chesterbrook facility, want the UWUA to serve as their collective bargaining representative. The UWUA petition sought to establish a bargaining unit of approximately 840 employees composed of all maintenance employees and all control room operators, auxiliary operators, instrumental and control technicians, health physics technicians, chemistry technicians, material handlers and technicians, and radioactive waste technicians. The petition excluded security guards, clerical and supervisory employees.

With respect to all of the petitions, the Company had taken the position that the only appropriate bargaining unit is the same system-wide unit that was certified by the NLRB for an election held in 1993, and that it would oppose any attempt by outside interests to organize its employees.

On March 23, 1995, the NLRB issued an order consolidating for hearing the IBEW and UWUA petitions (PECO I). From April through September,1995, hearings were conducted regarding the appropriateness of the petitioned units and the eligibility of employees within those units to vote.

On  October  2,  1995,  ten days  after  the  record  in the PECO I  proceedings discussed above was closed, the UWUA filed another petition seeking certification of a bargaining unit consisting of all production and maintenance employees of the Consumer Energy Services Group--the Company's customer service business unit (PECO II). The Company's efforts to combine PECO II with PECO I were rejected by the NLRB.

On February 14, 1997, the NLRB issued its decision in PECO I, ruling that a union representation election does not require all hourly employees within PECO Energy to vote as one unit. On the petitions filed by the IBEW, the NLRB ruled that while Eddystone and Cromby would not be appropriate bargaining units, the Company's Power Generation Group (PGG), which encompasses employees not only at Eddystone and Cromby but also eight smaller fossil-fuel plants located in the City of Philadelphia and its suburbs, the Conowingo Hydroelectric Station and Muddy Run Pumped Storage Project, would be an appropriate bargaining unit. The NLRB ruled similarly that a separate bargaining unit comprised of the Company's Nuclear Generating Group (NGG) (since renamed "PECO Nuclear") would be appropriate.

These separate elections will be held, by secret ballot, on dates still to be determined. The NLRB ordered the UWUA/PECO Nuclear election be held within 30-days of its order; the Regional Director, whose office will be overseeing this election, has indicated that it will request from the NLRB an extension of this 30-day time period. The IBEW/PGG petitions were remanded back to the Regional Director to determine whether the IBEW has the requisite 30 percent showing of support within the PGG bargaining unit.

In 1993, Company employees rejected representation by the IBEW and the Independent Group Association in company-wide elections.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                     PECO ENERGY COMPANY


                                      \s\ J. B. Mitchell
                                   Vice President - Finance
                                         and Treasurer






        February 21, 1997